NEWS RELEASE for May 11, 2012

BIOLASE HOLDS ANNUAL MEETING OF STOCKHOLDERS

•	Four Directors Elected with More than 98 Percent of Shares Voted at the Meeting

•	Name of Corporation to Change to BIOLASE, Inc., from BIOLASE Technology, Inc.

•	Stock Dividend Declared for 2012 Second Quarter

IRVINE, CA (May 11, 2012) – BIOLASE Technology, Inc. (NASDAQ:BLTI), the World’s leading dental laser manufacturer and distributor, today announced that it held its Annual Meeting of Stockholders on Thursday, May 10, at the Company’s corporate headquarters in Irvine, CA, as scheduled. A quorum representing more than 80 percent of stockholders was present in person or by proxy, and all proposals submitted were approved.

The four directors elected with more than 98 percent of shares voted at the meeting to serve until the next annual meeting are Chairman and CEO Federico Pignatelli; Alexander K. Arrow, M.D., CFO of Redwood City, CA-based Arstasis, Inc.; Gregory E. Lichtwardt, Executive Vice President, Operations, Treasurer and CFO of Conceptus, Inc.; and Norman J. Nemoy, M.D., a partner of Tower Urology Medical Group.

The amendment to the Restated Certificate of Incorporation of BIOLASE Technology, Inc. to change the name of the corporation to BIOLASE, Inc. was approved. The name change will be effective after the filing of the amended and Restated Certificate of Incorporation. Other approved proposals include the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm; an advisory vote on the compensation of the Company’s named executive officers; and an advisory vote on the frequency of future stockholder advisory votes on the compensation of the named executive officers.

In addition, the Board of Directors has declared a one-half percent stock dividend payable on June 25, 2012, to stockholders of record on June 8, 2012.

About BIOLASE, Inc.
BIOLASE, Inc., the World’s leading Dental Laser Company, is a medical technology company that develops, manufactures and markets dental lasers and also distributes and markets dental imaging equipment; products that are focused on technologies that advance the practice of dentistry and medicine.  The Company’s laser products incorporate approximately 285 patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times.  Its imaging products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients.  BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment.  BIOLASE has sold more than 19,600 lasers among 16,000 customers. Other products under development address ophthalmology and other medical and consumer markets.

For updates and information on laser and Waterlase dentistry, find BIOLASE at http://www.biolase.com, Twitter at http://twitter.com/GoWaterlase, and YouTube at http://www.youtube.com/user/Rossca08.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions.  Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949-474-4300, jill@allencaron.com.

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